UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported)

March 20, 2007

BENDA PHARMACEUTICAL, INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

000-16397	Changjiang Tower, 23rd Floor No. 1 Minquan Road Wuhan, Hubei Province, PRC	41-2185030
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

+86 (27) 8537-5532
(Registrant's telephone
number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections included in these forward-looking statements will come to pass. The Company's actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on March 20, 2007, Mr. Ruilu Song, Mr. Jingbo Wu and Ms. Huilian Song resigned from the Company’s Board of Directors. Approved on March 13, 2007 and effective March 20, 2007, the Board of Directors appointed Dr. Q.Y. Ma and Mr. Eric Yu, our current Chief Financial Officer, to fill two of the vacancies created by the resigning directors. The Company anticipates electing another independent director to fill the third vacancy before the end of the year.

Eric Yu Tak Shing, Director

Mr. Yu is a Certified Public Accountant with thirteen years of experience in public and corporate accounting and finance. In February of 2007, Mr. Yu was appointed as the Chief Financial Officer of the Company. Mr. Yu has served as the Financial Controller for Beijing Teletron Telecom Engineering Co. Ltd. from March of 2006 to January of 2007 and was in charge of the company’s issuance of private placements and Pre-IPO issues. From March of 2005 to March of 2006, Mr. Yu served as the Financial Controller for Payease Inc., where he was in charge of merger and acquisition fund raising and arranging bridge loans. From June of 2001 to February of 2005, Mr. Yu served as the Financial Controller for several companies including Dynegy Network Technology Services (BJ) Ltd., an internet data center, China Gas Holdings, Ltd. and Tianjin East Ocean Gas Co. Ltd., manufacturers in natural gas. From May of 2000 to February of 2005, Mr. Yu also served as the Financial Controller of the project companies of AsiaVest Investment Advisory Limited. His responsibilities included managing the accounting and listing department, and planning for an IPO with a fund raising target of HK$150 million.

Mr. Yu received a Bachelor of Commerce degree with a Accountancy and Legal Studies major in 1993 from University of Wollongong, Australia. Mr. Yu has worked closely with investment bankers for Pre-IPO and Private Placements, and in constructing financial and accounting systems and practice according to the high standards required for public listing.

Mr. Yu has served as a professional accountant to a widespread range of clients in China, Hong Kong, and the United States, and has worked in several different industries including Natural Gas, Telecom, Manufacturing, Infrastructure Construction, Hospitality, and Auditing.

Dr. Q.Y. Ma, Director

Dr. Ma has over 20 years of R&D and managerial experience in US. Dr. Ma has been the managing director of Time Innovation Ventures, a venture capital firm focused on funding technology start-ups and joint ventures in China, since 2000. He has also been a director of ComTech, a Chinese semiconductor company, since 2004. He served as an Associate Professor of electrical engineering at the University of Hong Kong from 1998 to 2005. Dr. Ma also served as an Associate Professor at the Department of Electrical Engineering at Columbia University and in the Department of Radiology at Harvard Medical School from 1994 to 2005. He has served as a consultant to IBM, General Electric, TRW Inc. and DuPont. Dr. Ma is a co-founder of and advisor to Semiconductor Manufacturing International Corp., and the Chairman of TiMed. He has served as an adviser to the Ministry of Information Industry, Beijing Government, and as senior advisor to Zhangjiang Hi-Tech Park in Shanghai. He has published over 160 papers and obtained 7 patents. Dr. Ma received his PhD from Columbia University, and attended the Executive Program of Stanford University's School of Business.

Item 9.01 Financial Statement and Exhibits.

(d)	EXHIBITS

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BENDA PHARMACEUTICAL, INC.

Date: March 23, 2007	By:	/s/ Yiqing Wan
Yiqing Wan President